UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013.

MONARCHY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172825	46-0520633
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

 243 Teresa St. Sta Mesa, Sampaloc, Manila, Philippines
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (632) 725-3389

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement

Completion of an Acquisition of an Initial 28% Interest in New World Metals, S.A.P.I. de C.V.

As previously disclosed in a Form 8-K filed on May 15, 2013, the Company entered into a Share Exchange Agreement on May 8, 2013, for an initial 28% of New World Metals, S.A.P.I. de C.V. (“New World”), a Mexican mining operator based in Chihuahua, Mexico.  After a full review and due diligence period, this agreement is now successfully completed effective as of June 17, 2013.

New World Metals currently owns two operational mines in Chihuahua, Mexico, which are currently producing 200 tons of ore per day.  As of 2013, the company will expand their mine production to 360 ton-per-day within two years. The cash flow model will pay for its growing portfolio of gold and silver exploration projects located in Chihuahua, Mexico, as well as investing to increase capacity in the processing plant to 500 TPD and additional mine acquisitions. Management is forecasting approximately 2,000 – 2,500 ounces of gold production and 350,000 – 400,000 ounces of silver production in 2013.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCHY RESOURCES INC.

Date: June 19, 2013	/s/ Marc Andrew Mercado
------------------------------- MARC ANDREW MERCADO

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